EIGHTEENTH AMENDMENT

TO THE FUND ACCOUNTING SERVICING AGREEMENT

THIS EIGHTEENTH AMENDMENT effective as of May 3, 2019 to the Fund Accounting Servicing Agreement (the “Agreement”) dated as of March 25, 2010, as amended August 25, 2010, August 25, 2011, November 16, 2012, February 27, 2013, August 21, 2013, November 20, 2013, February 26, 2014, May 22, 2014, November 20, 2014, January 1, 2015, April 27, 2015, November 19, 2015, February 25, 2016, May 27, 2016, November 17, 2017 and December 3, 2018, is entered into by and between DOUBLELINE FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the DoubleLine Emerging Markets Local Currency Bond Fund to Exhibit A, the funds list; and

WHEREAS, the Custody services for this new fund will be limited to a fee processing cash custody account. Therefore, the parties want to add a separate Fund Accounting, Fund Administration services and Domestic Custody fee schedule for the DoubleLine Emerging Markets Local Currency Bond Fund to this Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

1.	Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

2.	A new Exhibit B-1 (Fund Accounting, Fund Administration services and Domestic Custody fee schedule for the DoubleLine Emerging Markets Local Currency Bond Fund) will be added to the Agreement.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

DOUBLELINE FUNDS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Ronald R. Redell	By:	/s/ Jeanine M. Bajczyk
Name: Ronald R. Redell		Name: Jeanine M. Bajczyk
Title: President		Title: Senior Vice President

Amended Exhibit A to the Fund Accounting Servicing Agreement -

DoubleLine Funds Trust

Fund Names

Separate Series of DoubleLine Funds Trust

Name of Series

DoubleLine Total Return Bond Fund

DoubleLine Core Fixed Income Fund

DoubleLine Emerging Markets Fixed Income Fund

DoubleLine Low Duration Bond Fund

DoubleLine Floating Rate Fund

DoubleLine Multi-Asset Growth Fund

DoubleLine Shiller Enhanced CAPE Fund

DoubleLine Flexible Income Fund

DoubleLine Low Duration Emerging Markets Fixed Income Fund

DoubleLine Selective Credit Fund

DoubleLine Long Duration Total Return Bond Fund

DoubleLine Strategic Commodity Fund

DoubleLine Global Bond Fund

DoubleLine Infrastructure Income Fund

DoubleLine Ultra Short Bond Fund

DoubleLine Shiller Enhanced International CAPE Fund

DoubleLine Colony Real Estate and Income Fund

DoubleLine Emerging Markets Local Currency Bond Fund

(Separate Fee Schedule B-1 applies)

Exhibit B-1 to the Fund Accounting Servicing Agreement -

DoubleLine Emerging Markets Local Currency Bond Fund, a series of the

DoubleLine Funds Trust

FUND ACCOUNTING, ADMINISTRATION SERVICES AND DOMESTIC CUSTODY FEE SCHEDULE FOR DOUBLELINE EMERGING MARKETS LOCAL CURRENCY BOND FUND (“Fund”) EFFECTIVE MAY, 2019

Annual Fee Based Upon Market Value of the Fund

–	1 basis point

Included in Annual Complex Fee:

◾	Advisor Information Source Web Portal access and reports
◾	Daily compliance testing
◾	Start up legal administration services
◾	Daily performance reporting
◾	Legal administration for annual updates
◾	15c-3 Reporting
◾	Chief Compliance Officer support

Portfolio Transaction Fees

$15.00 per mutual fund trade/Fed wire/margin variation Fed wire

◾	Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses

Including but not limited to postage, stationery, programming, special reports, systems expenses, proxies, insurance, legal administration projects, EDGAR filing, retention of records, federal and state regulatory filing fees, certain insurance premiums, expenses from Board of directors meetings, third party auditing and legal expenses, pricing services, fair value pricing services, factor services, customized reporting, expenses incurred in the transfer fees, safekeeping, delivery and receipt of securities, shipping, and conversion expenses (if necessary).

Exhibit B-1 (continued) to the Fund Accounting Servicing Agreement

DoubleLine Emerging Markets Local Currency Bond Fund, a series of the

DoubleLine Funds Trust

FUND ACCOUNTING, ADMINISTRATION SERVICES AND DOMESTIC CUSTODY FEE SCHEDULE FOR DOUBLELINE EMERGING MARKETS LOCAL CURRENCY Bond FUND (“Fund”)

◾ Pricing Services (Prices below are based on U.S Bancorp’s primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees)

–	$0.07 Domestic and Canadian Equities/Options/International Equities/Futures/Currency Rates
–	$0.45 Corp/Gov/Agency Bonds/Mortgage Backed
–	$0.70 CMOs/Municipal Bonds/Money Market Instruments/International Bonds/Asset-Backed /High Yield Bonds
–	$1.00 /Fund per Day - Bank Loans
–	$2.25 /Fund per Day - Credit Default Swaps
–	$0.90 /Fund per Day - Basic Interest Rate Swaps
–	$125 /Fund per Month - Mutual Fund Pricing
–	$125 /Month Manual Security Pricing (>10/day)
–	No Charge – Corporate Action Services

◾	Factor Services (BondBuyer)
–	$1.50 /CMO/Month
–	$0.25 /Mortgage Backed/Month
–	$300 /Month Minimum/Fund Group

◾	Fair Value Services (FT Interactive)
–
–
–	Billed as incurred

NOTE: Prices above are based on using IDC as the primary pricing service. Alternative source costs may vary. All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

Electronic Board Book Portal – Document Mall

$4,800/year (includes 10 “external” users) - waived